      As filed with the Securities and Exchange Commission on July 22, 2005
                                                 Registration No. 333-__________

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                   -------------------------------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933
                   -------------------------------------------
                            EVERLAST WORLDWIDE, INC.
                   -------------------------------------------
             (Exact name of Registrant as specified in its charter)

                DELAWARE                                      13-3672716
    (State or other jurisdiction of                        (I.R.S. Employer
     incorporation or organization)                      Identification No.)

                            1350 BROADWAY, SUITE 2300
                            NEW YORK, NEW YORK 10018
          (Address of principal executive offices, including zip code)

                  2005 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN
                             2000 STOCK OPTION PLAN
                              (Full Title of Plans)

                                GEORGE Q HOROWITZ
                             CHIEF EXECUTIVE OFFICER
                            EVERLAST WORLDWIDE, INC.
                            1350 BROADWAY, SUITE 2300
                            NEW YORK, NEW YORK 10018
                     (Name and Address of agent for service)

                                 (212) 239-0990
          (Telephone number, including area code, of agent for service)

                                    COPY TO:
                            ROBERT H. FRIEDMAN, ESQ.
                 OLSHAN GRUNDMAN FROME ROSENZWEIG & WOLOSKY LLP
                           505 PARK AVENUE, 16TH FLOOR
                            NEW YORK, NEW YORK 10022
                                 (212) 753-7200

                         CALCULATION OF REGISTRATION FEE
=========================================================================================================
                                                     Proposed          Proposed
           Title of             Amount                Maximum           Maximum              Amount of
          securities             to be             offering price      Aggregate            registration
       to be registered        registered (1)       per share(2)     Offering Price             fee
---------------------------------------------------------------------------------------------------------
Common Stock, $.002             2,200,000              $7.24          $15,934,995           $1,875.55
par value per share               shares
---------------------------------------------------------------------------------------------------------

(1)    Represents an aggregate of 2,200,000  shares of Common Stock  issuable by the  Registrant  pursuant to the 2000 Stock Option Plan (the "2000 Plan")
       and the 2005 Non-Employee Director Stock Option Plan (the "2005 Plan" and
       together  with  the  2000  Plan,  the  "Plans").  Pursuant  to  Rule  416
       promulgated under the Securities Act of 1933, as amended (the "Securities
       Act"),  this  Registration  Statement also  registers such  indeterminate number of additional shares of Common Stock that may be offered or issued pursuant to the anti-dilution provisions set forth in the Plans.

(2)    Represents an aggregate of 712,800 shares of Common Stock with respect to which  options  have been granted  under the Plans at a weighted  average exercise  price of $8.58 per share.  An  additional  1,487,200  shares of
       Common Stock, in the aggregate,  may be offered under the Plans. Pursuant to Rule 457(h)  promulgated  under the Securities Act, the offering price for the  additional  1,487,200  shares of Common Stock that may be issued under the Plans is estimated  solely for the purpose of  determining  the registration fee and is based on $6.60, the per share average of high and low sale prices of the Common  Stock as  reported by the Nasdaq  SmallCap
       Market ("Nasdaq") on July 20, 2005.
================================================================================

                                       2

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

                                EXPLANATORY NOTE

            The information called for by Part I of this Registration  Statement on Form S-8 (the  "Registration  Statement")  is included in the  description of
Everlast  Worldwide  Inc.'s 2000 Stock  Option  Plan (the "2000  Plan") and 2005
Non-Employee  Director  Stock Option Plan (the "2005 Plan" and together with the
2000 Plan,  the "Stock  Option  Plans") to be delivered  to persons  eligible to participate  in the Stock Option Plans  pursuant to Rule  428(b)(1)  promulgated under the  Securities  Act.  Pursuant  to the Note to Part I of Form  S-8,  this information is not being filed with or included in this Registration  Statement.
However,  included  herein is a Prospectus to be used in connection with certain reoffers and resales of shares of common  stock,  $.002 par value per share,  of
Everlast  Worldwide,  Inc.  acquired  pursuant to the Stock Option  Plans.  Such
Prospectus  has been prepared in accordance  with the  requirements  of Form S-3 pursuant to General Instruction C of Form S-8.

                                       1

PROSPECTUS

                                2,200,000 SHARES

                             EVERLAST WORLDWIDE INC.

            This prospectus relates to the reoffer and resale by certain selling stockholders  of shares of our  common  stock  that we may issue to the  selling stockholders  upon the exercise of stock  options  granted  under our 2000 Stock
Option Plan or under our 2005 Non-Employee  Director Stock Option Plan, together referred to as the Stock Option Plans in this  Prospectus.  This prospectus also relates to certain shares of our common stock  underlying  options that have not been  granted  under the Stock  Option  Plans as of this date.  If and when such options are granted to persons  required  to use the  prospectus  to reoffer and resell the shares of common stock underlying such options,  we will distribute a prospectus supplement. The shares are being reoffered and resold for the account of the selling  stockholders,  and we will not receive any of the proceeds  from the resale of the shares.

            The selling  stockholders  have  advised us that the resale of their shares  may be  effected  from time to time in one or more  transactions  on the
Nasdaq Stock Market, in negotiated  transactions or otherwise,  at market prices prevailing at the time of the sale or at prices otherwise negotiated.  See "Plan of  Distribution."  We will bear all expenses in connection with the preparation of this prospectus.

            Our common stock is listed on the Nasdaq  SmallCap  Market under the symbol  "EVST." The last reported sale price on the Nasdaq  SmallCap  Market for our common stock on July 20, 2005 was $6.59 per share.

            THIS INVESTMENT  INVOLVES RISK. SEE "RISK FACTORS" BEGINNING AT PAGE
4.

NEITHER  THE  SECURITIES  AND  EXCHANGE  COMMISSION  NOR  ANY  STATE  SECURITIES
COMMISSION HAS APPROVED OR  DISAPPROVED  OF THESE  SECURITIES OR PASSED UPON THE
ACCURACY OR ADEQUACY OF THE PROSPECTUS.  ANY REPRESENTATION TO THE CONTRARY IS A
CRIMINAL OFFENSE.

                  The date of this Prospectus is July 22, 2005

                       WHERE YOU CAN FIND MORE INFORMATION

            We are subject to the  informational  requirements of the Securities
Exchange Act of 1934, as amended, and, in accordance therewith, we file reports, proxy  statements  and  other  information  with  the  Securities  and  Exchange
Commission.  Reports,  proxy  statements  and other  information  filed with the
Commission can be inspected and copied at the public reference facilities of the
Commission at 450 Fifth Street,  N.W.,  Washington,  D.C. 20549.  Copies of this material  can also be obtained  at  prescribed  rates from the Public  Reference
Section of the  Commission  at its principal  office at 450 Fifth Street,  N.W.,
Washington,  D.C. 20549. The Commission also maintains a website on the Internet that contains  reports,  proxy and information  statements and other information
regarding   registrants  that  file   electronically   with  the  Commission  at
http://www.sec.gov.

                           INCORPORATION BY REFERENCE

            The SEC allows us to  "incorporate  by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is considered to be a part of this  prospectus and  information  that we file later with  the SEC  will  automatically  update  and  replace  this  information.  We incorporate  by reference the documents  listed below and any future  filings we make with the SEC under  Sections  13(a),  13(c),  14 or 15(d) of the Securities
Exchange Act of 1934, as amended (the "Exchange Act"):

           (1)   Our Annual Report on Form 10-K for the year ended  December 31,
                 2004 filed on March 28, 2005;

           (2)   Our  Quarterly  Report on Form 10-Q for the period  ended March
                 31, 2005 filed on May 11, 2005;

           (3)   Our Current Report on Form 8-K filed on May 5, 2005;

           (4)   Our Current Report on Form 8-K filed May 11, 2005;

           (5)   Our Current Report on Form 8-K filed June 6, 2005;

           (6)   Our Current Report on Form 8-K dated July 11, 2005:

           (7)   Our  Application  for  Registration of our common stock on Form
                 8-A dated April 24, 1995.

            You may request a copy of these filings  (excluding  the exhibits to such filings  that we have not  specifically  incorporated  by reference in such filings) at no cost, by writing or telephoning us at the following address:

                           Everlast Worldwide, Inc.
                           1350 Broadway, Suite 2300
                           New York, New York 10018
                           Attention: Chief Financial Officer
                           (212) 239-0990

                              ABOUT THIS PROSPECTUS

            This  prospectus is part of a  registration  statement we filed with the SEC. You should rely only on the  information  provided or  incorporated  by reference in this prospectus or any related  supplement.  We have not authorized anyone else to provide you with different information.  The selling stockholders will not make an offer of these  shares  in any  state  where  the  offer is not permitted.  You should not assume that the information in this prospectus or any supplement  is accurate as of any other date than the date on the front of those documents.

                SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

            This  prospectus,  any accompanying  prospectus  supplements and the documents  that  are  incorporated  by  reference  in  this  prospectus  or  any accompanying  prospectus supplements contain  forward-looking  statements within the meaning of Section 27A of the  Securities  Act of 1933, as amended,  Section
21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and the Private  Securities  Litigation  Reform Act of 1995 that are not  historical facts but rather are based on current  expectations,  estimates and  projections about our  business and  industry,  our beliefs and  assumptions.  Words such as
"anticipates",  "expects",  "intends", "plans", "believes", "seeks", "estimates"
and variations of these words and similar  expressions  are intended to identify forward-looking  statements.  These  statements  are not  guarantees  of  future performance and are subject to certain risks,  uncertainties  and other factors, some of which are beyond our control,  are  difficult to predict and could cause actual results to differ  materially  from those  expressed or forecasted in the
forward-looking   statements.   These  risks  and  uncertainties  include  those
described  in "Risk  Factors"  in the  accompanying  prospectus  supplement  and elsewhere in this prospectus, in the accompanying prospectus supplements and the documents  that  are  incorporated  by  reference  in  this  prospectus  or  any accompanying  prospectus  supplements.  You are  cautioned  not to  place  undue reliance on these  forward-looking  statements,  which reflect our  management's view only as of the date of this prospectus,  as of the date of any accompanying prospectus  supplements  or as of the  date  of any  documents  incorporated  by reference in this  prospectus or any  accompanying  prospectus  supplements.  We undertake no  obligation  to update  these  statements  or publicly  release the results of any revisions to the  forward-looking  statements that we may make to reflect events or circumstances  after the date of this prospectus,  the date of
any   accompanying   prospectus   supplements  or  the  date  of  any  documents
incorporated  by reference in this  prospectus  or any  accompanying  prospectus supplements or to reflect the occurrence of unanticipated events.

                                   THE COMPANY

            Everlast Worldwide Inc., a Delaware corporation and its subsidiaries
(collectively,  the "Company" and herein  referred to as "we",  "us" and "our"), was  organized  on  July  6,  1992.  We are  currently  engaged  in the  design, manufacture,  marketing and sale of men's  activewear,  sportswear and outerwear
(the  "Apparel  Products")  each  featuring  the  widely-recognized  Everlast(R)
trademark.  We also  manufacture  sporting  goods related to the sport of boxing such as boxing gloves,  heavy bags, speed bags, boxing trunks, and miscellaneous gym equipment that are sold through sporting goods stores,  mass  merchandisers, catalog  operations,  gymnasiums,  and martial arts  studios.  In  addition,  we license the  Everlast(R)  trademark  to numerous  companies,  both  domestic and international,  that source and manufacture  products such as men's, women's and children's apparel, footwear,  cardiovascular exercise equipment, back to school stationery,  eyewear,  sports bags, hats, fragrances,  fine jewelry,  batteries, nutritional products and other accessories. We are a member of the U.S. Sporting
Goods Manufacturers  Association,  the U.S. National Sporting Goods Association,
and the Canadian Sporting Goods Association.

            The Merger
            ----------

            On October 24, 2000, we completed a merger whereby  Everlast Holding
Corp., the parent company of Everlast World's Boxing Headquarters Corp.

("Everlast Boxing"), was merged with and into Active Apparel New Corp. ("AANC"), our wholly-owned  subsidiary (the "Merger"). As a result of the Merger, Everlast
Boxing became our wholly-owned subsidiary.

            Everlast World's Boxing Headquarters Corp.
            ------------------------------------------

            Everlast  Boxing  was  founded  in 1910 as a  manufacturer  of men's swimwear under the name "Everlast."  Soon  thereafter,  Everlast Boxing began to manufacture boxing gloves,  protective headgear, and related items. As the owner of the registered trademark Everlast(R), Everlast Boxing also licensed its brand name worldwide.

            Everlast(R)   is  a   leading   brand   name   in   boxing   and   a
widely-recognized  brand name in boxing related sporting goods.  Everlast Boxing is the market  leader in several of its  product  categories,  including  boxing gloves, heavy bags,  protective headgear and speed bags (the "Sports Products").
Sports  Products have been used or endorsed by boxers such as Jack Dempsey,  Joe
Louis,  "Sugar" Ray Robinson,  Jake LaMotta,  Muhammad Ali, Joe Frazier,  George
Foreman,  Larry  Holmes,  "Sugar" Ray Leonard,  Evander  Holyfield,  Mike Tyson,
"Sugar" Shane Mosley, Jeff Lacy and Jermaine Taylor.

            Products
            --------

            We sell a diverse  collection of consumer products which encompasses apparel, footwear and sports products, and licenses the Everlast(R) trademark to numerous  companies  which  source or  manufacture  ancillary  products  such as women's and children's apparel,  footwear,  fitness exercise equipment,  back to school  supplies,  eyewear,  sports  bags,  hats,  fragrances,  batteries,  fine jewelry,  nutritional  products and other products.  All business activities and decisions as it relates to these  licensed  products  are made by our  executive management.

            (a) Licensed Products

            We own  and  utilize  the  Everlast(R)  trademark  worldwide  and is registered  with the  United  States  Patent  and  Trademark  Office and in many foreign  jurisdictions as well. We regard our Everlast(R)  trademark as our most valuable  asset based on the evaluation of an  independent  consulting  firm. We believe that the Everlast(R) trademark has significant value in the marketing of our products. We actively protect our trademarks against infringement.

            We license the  Everlast(R)  trademark to numerous  companies  which source or  manufacture  ancillary  products such as children's  wear,  footwear, cardiovascular equipment, back to school stationery,  eyewear, sports bags, hats and other  accessories ( the  "Licenses  Products".)  Licensing the  Everlast(R)
trademark has enabled us to expand product  offerings into arenas outside of its core  manufacturing  arenas,  to  strengthen  its brand  image,  and to increase profitability, while at the same time minimizing inventory risk.

            We utilize a network of licensees for worldwide  brand  distribution in the U.S. and in approximately 100 foreign countries.  In return for exclusive rights to market Sports  Products,  certain apparel  products and accessories in certain  regions,  the  licensees  pay us a  fixed  royalty  rate  upon  the net revenues, among other criteria, of the licensees.

            (b) Apparel Products

            We sell a diverse collection of Apparel Products consisting of men's activewear,  and  sportswear,  all under the Everlast  trademark  and logo.  The
Apparel  Products consist of  approximately  200 separate  products with varying styles and  functions.  These include  fitness  apparel and  sportswear  made of nylon, fleece, cotton, Lycra spandex, and other technical polyester fabrics with moisture management properties. The Apparel Products are designed to feature the
Everlast trademark and logo and to focus on the use of appropriate fabric blends to maximize comfort and performance.  The retail prices for the Apparel Products generally range from $15 to $200.

            (c) Sports Products

            We manufacture,  import and market a line of boxing related sporting goods which consist primarily of the following:

                (1) Boxing Gloves:  These are our most recognizable  product and are made for professional,  amateur,  and home gym use. Our professional  gloves are certified  throughout  the United  States and by the World Boxing  Council*,
World Boxing  Association*,  International Boxing Organization* and World Boxing
Organization* for all of their professional fights;

                (2)  Heavy  Bags:  Our heavy  bags are  punching  bags  weighing between 25 and 150 lbs;

                (3) Speed Bags: Speed bags are small,  air-filled bags which are mounted on swivels and platforms (at eye level);

                (4)  Platforms:   Platforms  are  the  wall  mountings  used  in
suspending speed or heavy bags;

                (5) Boxing Trunks; and

                (6)   Miscellaneous   Gym   Equipment:   In   addition   to  the
aforementioned  core  offerings,  we also  manufacture,  import  and  market the
following  products  to  complement  its  product  line:   protective  headgear,
protection cups, mouthpieces,  hand wraps, boxing rings; martial arts equipment, gym mats (assorted), and medicine balls.

                                  RISK FACTORS

            THE PURCHASE OF OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. YOU
SHOULD CAREFULLY  CONSIDER THE FOLLOWING RISK FACTORS AND THE OTHER  INFORMATION
IN THIS PROSPECTUS BEFORE DECIDING TO INVEST IN OUR COMMON STOCK.

            WE ARE SUBJECT TO ALL RISKS  ASSOCIATED  WITH OPERATING A LICENSING,
APPAREL,  AND SPORTING  GOODS  MANUFACTURING  BUSINESSES  SUCH AS PROTECTING OUR
TRADEMARK AND BRAND NAME, THE UNCERTAINTY OF MARKET  ACCEPTANCE OF OUR PRODUCTS,
THE NEED TO EXPAND  MARKETING AND  DISTRIBUTION  CAPABILITIES AND THE UNEXPECTED
PROBLEMS AND EXPENSES RELATED TO MARKETING,  MANUFACTURING AND DISTRIBUTION.  WE
EXPECT THESE  UNCERTAINTIES,  DIFFICULTIES  AND DELAYS TO BE  COMPOUNDED  BY THE
HIGHLY  COMPETITIVE   ENVIRONMENT  AND  LOCAL,   NATIONAL  AND  GLOBAL  ECONOMIC
CONDITIONS.  OUR FUTURE  OPERATING  RESULTS  WILL ALSO DEPEND UPON MANY  FACTORS
INCLUDING SUCCESSFUL IDENTIFICATION AND RESPONSE TO CONSUMER MARKET TRENDS,

EFFECTIVE MONITORING AND CONTROLLING COSTS AND EFFICIENT BUSINESS OPERATIONS AND
STRATEGIES.

IF OUR MARKETING  EFFORTS DO NOT EFFECTIVELY  MAINTAIN AND EXPAND OUR BRAND NAME
RECOGNITION, WE MAY NOT BE ABLE TO ACHIEVE OUR GROWTH STRATEGY.

            We believe that broader recognition and favorable  perception of our brand by consumers in our target markets are essential to our future success. To increase brand  recognition,  we believe we must continue to devote  significant amounts of time and resources to advertising and promotions. These expenditures, however, may not result in an increase in favorable  recognition of our brand or a  sufficient  increase in revenues to cover such  advertising  and  promotional expenses.  In addition,  even if our brand recognition  increases,  our consumer base and our revenues may not increase, and may in fact decline, either of which could harm our business.

WE DEPEND ON CERTAIN KEY EMPLOYEES AND THE LOSS OF THESE  EMPLOYEES COULD HAVE A
MATERIAL ADVERSE EFFECT ON OUR BUSINESS

            We are dependent on the services of George Q Horowitz,  the Chairman of our Board and our Chief  Executive  Officer,  as well as other key members of our  management  team.  We have entered into an  employment  agreement  with Mr.
Horowitz  and he has agreed to continue his  employment  and not to compete with
us. In addition,  we employ an executive who is solely responsible for worldwide licensing of the Everlast  brand name.  The failure of these  executives  or any other members of our management team to effectively  work together could prevent efficient decision-making, affecting product development and sales and marketing efforts  which would  negatively  impact our ability to manage our  business and operations.  In addition,  the loss of the services of Mr. Horowitz or other key managers  would  have a  material  adverse  effect  on our  business,  financial condition, results of operations and prospects.

            Our future  growth may  largely  depend on our ability to retain the services of Mr.  Horowitz  and our  licensing  sales  executive,  as well as our ability to attract and retain other qualified personnel in the future. We cannot assure you that such  individuals  can be attracted and retained  because of the intense  competition  in our  industry.  While we take  measures  to protect our confidential  information,  if we were to lose a key employee,  we cannot assure you that we would be able to prevent the  unauthorized  disclosure or use of our procedures, practices, new product development or client lists.

DEPENDENCE ON GENERAL ECONOMIC CYCLE

            Historically,  our industry has experienced  substantial  changes in its business  cycle.  Recessions,  the states of the global,  national and local economies and uncertainties  regarding future economic prospects affect consumer spending  habits and  adversely  affect our  business,  financial  condition and results of  operations.  In addition,  we, as well as our  competitors,  sell to retailers who have experienced  financial  difficulties  during the past several years,  which has led to, among other  things,  consolidation  of retailers  and stores.  If these financial  patterns  continue or worsen,  we cannot assure you that our business,  financial  condition  and results of operations  will not be materially adversely affected.

            We do not believe that the sales of our products are seasonal in any material way. Our products,  taken as a whole,  are sold  year-round.  While our results of operations may vary quarterly, we do not believe that such variations are material to our business. Consequently, our results of operations in any one quarter are not  representative of the results of operations we expect for other quarters or for the full fiscal year.

CHANGES IN CONSUMER MARKET TRENDS; NEW PRODUCTS

            Our ability to anticipate,  gauge and respond  adequately and timely to rapid  changes in consumer  demand and market  trends  materially  affect our business and results of operations.  Although we cooperate with major  retailers to gauge  promptly  which of the  styles of our  Apparel  Products  are the most popular,  track consumer preferences regarding our Apparel Products and retain a complete  staff of  designers  who keep  abreast  with  changes  in the  apparel industry,  we cannot assure you that we will be able to correctly anticipate the trends in the market.

            Based upon our market data, as well as information gained from trade shows,  we attempt to shift our  production  orders  toward styles that are most popular.  This  shift  may take up to eight  weeks  and such  attempts  to shift production  orders may not be  successful.  In  addition,  we may not  correctly identify  the most  popular  styles.  Many of the  retail  stores  offering  our products  rely on our market  information  and solicit our advice  regarding the products and  quantities to order.  Since most of our products are  manufactured outside the United  States,  the amount of time between  orders  placed with our manufacturers  and  orders  shipped  by them can  further  hamper  the impact of replenishing the popular styles. Nevertheless,  we cannot assure you that orders will be timely shipped.

WE RELY ON A FEW  CUSTOMERS FOR A LARGE PORTION OF NET SALES AND WE GENERALLY DO
NOT HAVE LONG TERM CONTACTS WITH ANY OF THESE CUSTOMERS

            For each of the fiscal years ended 2004,  2003 and 2002,  The Sports
Authority Inc.  accounted for approximately 13% of our revenues from Apparel and
Sports Products. Sports Authority Inc. has been our customer since 1992 although no long term contract  exists between us and them.  Although we believe that our business  relationship  with Sports  Authority Inc. is  satisfactory,  we cannot assure,  however, you that this business  relationship will continue to generate equivalent sales in the future.

            We are also trying to expand our network of  retailers  carrying our products.  We plan to focus on department  stores,  specialty  stores,  sporting goods stores, catalog operations,  and better mass merchandisers for our Apparel
Products and to focus on sporting goods stores, mass  merchandisers,  gymnasiums and martial arts studios for our Sports Products.  There is no assurance that we will be able to successfully expand our market.

OUR  INVENTORY  CONTROL  PROCEDURES  MAY NOT  SUCCESSFULLY  ADDRESS  THE RISK OF
INVENTORY  ACCUMULATION  AND WE CANNOT BE CERTAIN  THAT ITS LACK OF SUCCESS WILL
NOT HAVE A MATERIAL ADVERSE EFFECT ON OUR BUSINESS.

            We have a "just-in-time"  manufacturing  and purchasing  policy.  We expect this policy to decrease the risk of accumulating  obsolete inventory that may need to be sold at a discount or below cost when our actual  sales are lower than what we  anticipated  for any given  period.  We cannot assure you that our
"just-in-time" policy will continue to be successful or its lack of success will not have an adverse effect on our business.

WE RELY ON OUR ROYALTY  STREAM FROM THE  LICENSING OF OUR EVERLAST  TRADEMARK TO
NUMEROUS GLOBAL LICENSEES

            Our revenues from our licensing business has grown  substantially in the last few years from  approximately  $5 million for the year ending  December
31, 2001 to $9 million for the year ended  December  31,  2004.  On December 17,
2004,  we  announced  the  signing of the  largest  licensing  agreement  in our history,  whereby we licensed  our United  States  women's  apparel  category to
Jacques Moret,  Inc.  ("Jacques  Moret") effective January 1, 2005. This license will generate $2.5 million in annual minimum guaranteed  royalties over the next five years and contains  various  renewal  options.  In 2005, this licensee will account for  approximately  20% of our reported  net  licensing  revenues.  This licensee is  financially  strong and runs other apparel  businesses  besides our women's  activewear  business.  However,  there  can be no  assurance  that this licensee  will not  experience  any  future  financial  difficulties  from risks mentioned  above that would not  materially  adverse  affect  its  business  and results of operations.

WE DEPEND ON OUR  INTELLECTUAL  PROPERTY RIGHTS AND WE CANNOT BE CERTAIN THAT WE
WILL CONTINUE TO  SUCCESSFULLY  PROTECT THESE RIGHTS WHICH COULD HAVE A MATERIAL
ADVERSE AFFECT ON OUR LICENSING BUSINESS

            Our  success  is  dependent  upon the  continued  protection  of our trademarks  and  other  intellectual  property  rights.  Accordingly,  we devote resources to the  establishment  and protection of our trademarks on a worldwide basis. We may be forced to incur  substantial  costs to protect our intellectual property and if we are unable to protect our intellectual property, the image of our brand may suffer. We are also susceptible to injury from the  counterfeiting of our products,  which could harm our  reputation  for  producing  high-quality products or force us to incur expense in enforcing  our rights.  It is difficult and  expensive  to detect and  prevent  counterfeiting.  Despite  our efforts to protect our intellectual  property,  counterfeiters  may continue to violate our intellectual property rights by using our trademarks and imitating our products, which could potentially harm our brand, reputation and financial condition.

            Our registered and common law trademarks have significant  value and some of our  trademarks  are  instrumental  to our ability to create and sustain demand for and market our  products.  We cannot  assure you that  third-parties, particularly  in other  countries,  will not assert claims to our trademarks and other  intellectual  property  or that we will be able to  successfully  resolve those  claims.  While  we  seek  international  protection  of our  intellectual property,  the laws of some  foreign  countries  may not allow us to protect our intellectual  property to the same extent as the laws of the United  States.  In addition, we could incur substantial costs to defend legal actions taken against us relating to our use of trademarks, which could have a material adverse effect on our business, results of operations and financial condition.

WE CANNOT BE CERTAIN THAT QUALITY  CONTROL  STANDARDS  WILL BE COMPLIED WITH AND
NON COMPLIANCE MAY HAVE A MATERIAL ADVERSE AFFECT ON OUR BUSINESS

            We require our  licensees to submit  samples of products that are to be sold  under  exclusive  license  agreements  and  licensees  which are not in compliance  with our quality  control  standards  are in breach of their license agreements.  These sample Licensed  Products are inspected by our management for quality and proper placement of our Everlast(R) trademark. Licensees that do not comply with our quality or trademark standards are notified that they are in breach of their  license  agreement.  No assurance  may be made,  however,  that non-compliant  licensees  will  be  notified  of the  breach  of  their  license agreement.

            Because we  emphasize  fit,  performance  and quality of our Apparel
Products,  we place a high  priority  on quality  control.  We have  established stringent  procedures  both  domestically  and  internationally.  Inspections of independent  manufacturers  are made  regularly  to ensure  compliance  with our quality control specifications, delivery requirements, and shipping needs. Prior to manufacturing in large quantities, we receive samples of our Apparel Products for inspection and comments.  We perform  various tests,  including fit tests on live  models.  This  ensures  that the  product  meets  specifications  prior to
shipping.   In  addition,   our  senior  employees   periodically   inspect  the
manufacturing  process  and quality of our  Apparel  Products.  Although we make every  effort to ensure  that our  Apparel  Products  are subject to our quality control procedures,  we cannot assure you that our stringent  procedures will be adhered to and all Apparel Products meet our standards of quality.

            We have quality  control  procedures in effect at our  manufacturing facility in Moberly, Missouri. Manufacturing supervisors inspect Sports Products for defects throughout both the manufacturing  process and the finishing stages.
No assurance may be made,  however,  that these quality control  procedures will prevent all defects of manufacturing and finishing.

IF THE UNITED STATES  CONTINUES TO IMPOSE TARIFFS AND IMPORT QUOTA  RESTRICTIONS
ON PRODUCTS  MANUFACTURED  IN CHINA AND WE ARE UNABLE TO MEET OUR  MANUFACTURING
NEEDS  FROM  COUNTRIES  OTHER  THAN  CHINA OR FROM  DOMESTIC  SOURCES,  IT COULD
MATERIALLY AFFECT OUR GROSS MARGIN AND FINANCIAL PERFORMANCE.

            The  United  States  and the  countries  in which our  products  are produced or sold  internationally have imposed and may impose additional quotas, duties,  tariffs, or other restrictions or regulations,  or may adversely adjust prevailing quota, duty or tariff levels. Under the provisions of the World Trade
Organization,  or WTO,  Agreement  on Textiles  and  Clothing,  effective  as of
January 1, 2005,  the United  States and other WTO member  countries  eliminated quotas on textiles and apparel-related  products from WTO member countries. As a result of the eliminated  quotas,  we experienced  lower costs on our imports of finished goods which will benefit our margins and operating profitability in the second half of fiscal 2005.  The United States has now imposed quotas on certain categories of products that we import from China,  including  certain shirts and certain  sportswear.  If we are unable to meet our product needs from  countries not  affected by the United  States'  restrictions  or tariffs or from  domestic sources, it could materially affect our gross margin and financial performance.

OUR  BUSINESS  IS  SUBJECT  TO  INTENSE  COMPETITION  AND IT COULD BE  ADVERSELY
AFFECTED BY THE FAILURE TO EFFECTIVELY COMPETE

            Aggressive  competition is found in the licensing and manufacture of sporting  goods brands and  trademarks as well as apparel  products.  We believe that the Everlast(R) trademark, however, is the most recognized brand associated with the sport of boxing.  We also believe that none of our  competitors  in the boxing  segment  of the  sporting  goods  industry  have  significant  licensing programs.  We cannot  assure you that we will  effectively  compete  against our competitors  and this  could  have a material  adverse  affect on our  licensing business.

            The apparel  industry,  specifically  the  sportswear and activewear markets, is intensely  competitive.  The competition is based on price,  design, quality, name recognition and timing.

            We compete  with a large  number of  competitors,  many of which are larger in size and have substantially greater financial and other resources than we have  available.  We cannot  assure you that we will be able to  successfully differentiate our products from other trademarks,  products or designs.  We also cannot  assure you that  retailers  or consumers  will  consider our present and future products or designs to be superior to those of our competitors.

POSSIBILITY OF HIGHER  PERCENTAGE OF RETURNS AND CHARGEBACKS MAY HAVE A MATERIAL
ADVERSE EFFECT ON OUR BUSINESS

            Consistent  with  industry  practice,  we accept  returns of Apparel
Products and Sports  Products  within a reasonable  amount of time.  Returns are allowed due to poor  quality,  defects in materials or  workmanship.  We believe that our return levels are better than industry  norms.  In addition to returns, customers deduct  chargebacks from the purchase price for sales allowances,  new store opening  discounts and other  marketing  development  funds,  which in the opinion of management  promotes  brand  awareness.  Chargebacks  have a dilutive effect on our business and results of operations since they reduce overall gross profit margins on sales.  We experienced  rates of chargebacks of  approximately
7%, 5% and 6% during fiscal years 2004, 2003 and 2002,  respectively,  which are consistent  with the industry  norms of 3% to 7% for both  Apparel  Products and
Sports  Products.  Due to low barriers to entry in our  industry,  the market is becoming  more  competitive  and we cannot  assure you that we will  continue to experience  better than  average  returns or industry  norm  chargebacks  in the future.

POTENTIAL PRODUCT LIABILITY EXPOSURE

            We are exposed to an inherent  risk of potential  product  liability claims,  which could lead to substantial  damage awards.  We currently  maintain product  liability and excess  liability  insurance  with a maximum  coverage of
$2,000,000. If a successful claim is brought against us in excess of, or outside of, our  insurance  coverage,  it could have a  material  adverse  effect on our business,  results of operations  and financial  condition.  Claims  against us, regardless of their merit or eventual outcome,  may also have a material adverse effect on the consumer demand for our products.

POTENTIAL SPORTS PRODUCT LIABILITY EXPOSURE MAY HAVE A MATERIAL ADVERSE EFFECT
ON THE CONSUMER DEMAND FOR OUR PRODUCTS

            Our Sports  Products are  inherently  exposed to an inherent risk of potential  product  liability  claims as boxing is a  high-risk  activity  which involves  physical  contact.  A judgment against us due to an alleged failure or defects of our Sports Product could lead to substantial damage awards.  Although we invest  resources in research and  development  and every  attempt is made to ensure  the  safety  of the  Sport  Products,  claims  against  us may arise and regardless  of their merit or eventual  outcome these claims may have a material adverse effect on the consumer demand for our products.

                                       10

WE ARE  DEPENDENT  ON OUR  MANUFACTURING  FACILITY  AND  AN  UNFORESEEN  NATURAL
OCCURRENCE,  ACT OF WAR OR ACT OF TERRORISM COULD HAVE A MATERIAL ADVERSE AFFECT
ON  OPERATIONS AT OUR  MANUFACTURING  FACILITY AND COULD  NEGATIVELY  IMPACT OUR
SPORT PRODUCTS BUSINESS

            We  own  a   manufacturing   facility   in   Moberly,   Missouri  of
approximately  304,000  square  feet.  We  believe  that this  facility  will be adequate to meet our needs for the foreseeable  future.  We further believe that additional  manufacturing  space  will be  available  at our  Moberly,  Missouri manufacturing  plant in the event  that we  require  additional  capacity.  If a situation arises that would cause the Missouri manufacturing plant to close down or reduce our  production,  our business,  results of  operations  and financial condition  could be materially  and adversely  affected.  These  situations  may include fire, floods, power loss, power shortages,  telecommunications failures, break-ins and similar  events.  Furthermore,  certain  actions  domestically  or abroad could lead to business disruptions or to cancellations of customer orders or a general decrease in consumer spending.

ENVIRONMENTAL  CONSIDERATIONS  MAY HAVE A MATERIAL  ADVERSE  EFFECT ON OUR SPORT
PRODUCTS BUSINESS

            Our manufacturing  facility is subject to various federal, state and local  environmental  laws and  regulations  limiting  the  discharge,  storage, handling  and  disposal  of a variety  of  substances  set by the  Environmental
Protection  Agency,  particularly  the federal Water Pollution  Control Act, the
Clean  Air Act of 1970 (as  amended  in 1990),  the  Resource  Conservation  and
Recovery  Act  (including  amendments  relating  to  underground  tanks) and the federal "Superfund" program.

            We also are subject to federal, state and local laws and regulations relating to workplace  safety and worker  health,  including  those  promulgated under the  Occupational  Safety  and Health  Act  ("OSHA").  As part of our OSHA compliance  efforts,  we require all  personnel  working in high noise areas and those  working  in  certain  areas  with  high  concentrations  of  dust to wear protective equipment.

            To  the  best  of  our  knowledge,  our  manufacturing  facility  is currently in  compliance in all material  respects with existing OSHA  standards and  environmental  laws and  regulations.  We do not  believe  that  there is a substantial  likelihood  that  further  OSHA or  environmental  compliance  will
require  substantial   expenditures  or  materially  affect  its  operations  or
competitive  position.  We currently  have no capital  expenditures  relating to satisfying environmental  standards.  However, we cannot assure you that we will continue to be in compliance with environmental standards.

WE FACE BUSINESS, POLITICAL, OPERATIONAL, FINANCIAL AND ECONOMIC RISKS BECAUSE A
PORTION OF OUR REVENUES ARE FROM INTERNATIONAL  CUSTOMERS,  A SIGNIFICANT AMOUNT
OF OUR PRODUCTS ARE SOURCED  OVERSEAS AND OUR LICENSEES  OPERATE  OUTSIDE OF THE
UNITED STATES.

            We and our international  licensees are subject to risks inherent in international  business,  many of  which  are  beyond  our  licensees'  control, including:

            o difficulties  obtaining  domestic and foreign  export,  import and other governmental approvals,  permits and licenses, and compliance with foreign laws, which could halt, interrupt or delay our operations if we cannot obtain

                                       11

such  approvals,  permits and licenses,  and that could have a material  adverse effect on our results of operations;

            o difficulties  encountered by our international  licensees or us in staffing and managing  foreign  operations or international  sales,  which could increase our expenses and decrease our revenues and profitability;

            o transportation  delays and difficulties of managing  international distribution channels, which could halt, interrupt or delay our operations;

            o longer  payment  cycles for,  and greater  difficulty  collecting, accounts  receivable and royalty  payments,  which could reduce our revenues and harm our financial results;

            o trade restrictions,  higher tariffs,  currency fluctuations or the imposition  of  additional  regulations  relating  to  import  or  export of our products,  especially  in  China,  where a large  portion  of our  products  are manufactured,  which could force us to seek alternate  manufacturing  sources or increase our expenses,  either of which could have a material  adverse effect on our results of operations;

            o  unexpected  changes in  regulatory  requirements,  royalties  and withholding  taxes that restrict the repatriation of earnings and effects on our effective income tax rate due to profits generated or lost in foreign countries, which could have a material adverse effect on our results of operations;

            o political and economic  instability,  including  wars,  terrorism,
political   unrest,   boycotts,   curtailment   of  trade  and  other   business
restrictions,  any of which could  materially and adversely  affect our revenues and results of operations; and

            o natural  disasters,  which could have a material adverse effect on our results of operations.

            Any of these factors  could reduce our revenues,  decrease our gross margins or increase our  expenses.  Should we establish  our own  operations  in international  territories  where  we  currently  utilize  a  licensee,  we will increasingly  become subject to risks  associated with operating  outside of the
United States.

WE WILL  INCUR  EXPENSES  AS A  RESULT  OF  BEING A PUBLIC  COMPANY,  WHICH  MAY
NEGATIVELY IMPACT OUR FINANCIAL PERFORMANCE.

            We will incur legal,  accounting,  insurance and other expenses as a result of being a public  company.  The  Sarbanes-Oxley  Act of 2002, as well as related rules implemented by the SEC and The Nasdaq Stock Market,  have required changes in corporate  governance  practices of public companies.  We expect that compliance with these laws,  rules and  regulations,  including  compliance with
Section 404 of the Sarbanes-Oxley Act of 2002 as discussed in the following risk factor,  will increase our expenses,  including our legal and accounting  costs, and make some activities more  time-consuming  and costly.  We also expect these laws,  rules and regulations to make it more expensive for us to obtain director and officer liability insurance, and we may be required to accept reduced policy limits and  coverage or incur  substantially  higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and

                                       12

retain qualified persons to serve on our board of directors or as officers. As a result of the foregoing, we expect an increase in legal,  accounting,  insurance and  certain  other  expenses in the future,  which will  negatively  impact our financial performance and could have a material adverse effect on our results of operations and financial condition.

OUR INTERNAL CONTROLS OVER FINANCIAL REPORTING MAY NOT BE CONSIDERED  EFFECTIVE,
WHICH COULD RESULT IN A LOSS OF INVESTOR CONFIDENCE IN OUR FINANCIAL REPORTS AND
IN TURN HAVE AN ADVERSE EFFECT ON OUR STOCK PRICE.

            Pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, beginning with our Annual  Report on Form 10-K for the year ending  December 31, 2006,  we will be required to furnish a report by our management on our internal  controls over financial  reporting.  Such report will contain,  among other  matters,  an assessment  of  the  effectiveness  of  our  internal  controls  over  financial reporting as of the end of the year,  including a statement as to whether or not our internal  controls over financial  reporting are effective.  This assessment must include disclosure of any material weaknesses in our internal controls over financial  reporting  identified by  management.  The report will also contain a statement that our independent  registered  public accounting firm has issued an attestation report on management's assessment of internal controls.

            We are  currently  performing  the system and process  documentation needed  to comply  with  Section  404 of the  Sarbanes-Oxley  Act of 2002.  This
process is both costly and challenging.  During this process, if we identify one or more material  weaknesses in our internal controls over financial  reporting, we will be unable to assert that such internal  controls are  effective.  During the audit of our 2004  consolidated  financial  statements,  nothing came to our attention or our independent  registered public accounting firm's attention that would cause us to believe that  material  weaknesses  exists within our internal control structure

            We  cannot  be  certain  at this time that we will be able to comply with all of our reporting  obligations and successfully complete the procedures, certification and attestation  requirements of Section 404 of the Sarbanes-Oxley
Act of 2002. If we are unable to assert that our internal controls are effective as of December 31, 2006 (or if our independent registered public accounting firm is unable to attest that our  management's  report is fairly  stated or they are unable  to  express  an  opinion  on  our  management's  evaluation  or  on  the effectiveness of our internal controls),  investors could lose confidence in the accuracy and  completeness of our financial  reports,  which in turn could cause our stock price to decline.

POSSIBLE VOLATILITY OF SECURITIES PRICES

            The market price of our common  stock has in the past been,  and may in the future continue to be, volatile.  For instance,  between June 24, 2004 to
July 20, 2005,  the closing  price of our common stock has ranged  between $2.77 and $13.12.  A variety of events may cause the market  price of our common stock to fluctuate significantly, including:

           o     Quarter-to-quarter variations in operating results;

           o     adverse news announcements;

           o     the introduction of new products;

           o     market conditions in the industry.

                                       13

            New fashion trends, from us or from our competitors, or governmental regulation or general  conditions in our industry may have a significant  effect on our business and on the market price of our securities.

BARRIERS TO TAKEOVER

            We are subject to Section 203 of the  Delaware  General  Corporation
Law,  which  prevents  an  "interested  stockholder"  (defined  in Section  203, generally, as a person owning 15% or more of a corporation's  outstanding voting stock) from engaging in a "business  combination" with a publicly-held  Delaware corporation  for three years following the date such person became an interested stockholder, unless:

            o     before such a person could became an  interested  stockholder, the  board  of  directors  of  the  corporation  approved  the transaction  in which  the  interested  stockholder  became an interested stockholder or approved the business combination;

            o     upon  consummation  of the  transaction  that  resulted in the interested  stockholder's becoming an interested  stockholder, the  interested  stockholder  owns at least 85% of the  voting
                  stock  of  the   corporation   outstanding  at  the  time  the
                  transaction commenced (subject to certain exceptions); or

            o     following  the  transaction  in which  such  person  became an interested  stockholder,  the business combination is approved by the board of directors of the corporation and authorized at a  meeting  of  stockholders  by the  affirmative  vote of the holders  of 66 2/3% of the  outstanding  voting  stock  of the
                  corporation  not  owned  by  the  interested  stockholder.   A
                  "business  combination" includes mergers, stock or asset sales and other transactions resulting in a financial benefit to the interested stockholder.

            The  provisions  of Section  203 could have the effect of  delaying, deferring or preventing a change in the control of our company.

            The  overall  effect  of these  provisions  may be to deter a future tender offer or other takeover attempt that some  stockholders  might view to be in their best  interest.  Such an offer might  include a premium over the market price of our capital  stock at that time.  In  addition,  these  provisions  may assist our current  management  to retain its  position and place it in a better position to resist changes which some of our  stockholders may want them to make if they are not satisfied with the conduct of our business.

LIMITATIONS ON LIABILITY OF DIRECTORS AND OFFICERS

            Our Certificate of  Incorporation  allows us to indemnify any person who is or was made a party  to, or is or was  threatened  to be made a party to, any pending, completed, or threatened action, suit or proceeding by reason of

                                       14

the fact that he or she is or was our director, officer, employee or agent or is or was serving at our request as a director,  officer,  employee or agent of any
corporation,   partnership,  joint  venture,  trust  or  other  enterprise.  The
Certificate of  Incorporation  permits us to advance  expenses to an indemnified party in  connection  with  defending  any such  proceeding,  upon receipt of an undertaking  by the  indemnified  party to repay  those  amounts  if it is later determined that the party is not entitled to indemnification.

            The  foregoing  provisions  may reduce the  likelihood of derivative litigation  against directors and officers and discourage or deter  stockholders from suing directors or officers for breaches of their duties us Notwithstanding such an action, if successful,  might otherwise benefit us and our stockholders.
In addition, the funds that we will use to indemnify directors and officers will not be available for operational purposes.

                                       15

                                 USE OF PROCEEDS

            The shares of common stock offered  hereby are being  registered for the account of the  selling  stockholders  identified  in this  prospectus.  See
"Selling  Stockholders." All net proceeds from the sale of the common stock will go to the stockholders who offer and sell their shares.  We will not receive any part of the proceeds from such sales of common stock. We will, however,  receive the exercise price of the options at the time of their  exercise.  If all of the options that were previously granted are exercised,  we will realize proceeds in the amount of $6.1 million. Such proceeds will be contributed to working capital and will be used for general  corporate  purposes,  including  repayment  of our short and long term debt.

                              SELLING STOCKHOLDERS

            This  prospectus  relates to the reoffer and resale of shares issued or that may be issued to the selling  stockholders  under our 2000 Stock  Option
Plan and the 2005 Non-Employee  Director Stock Option Plan. This Prospectus also relates to such  indeterminate  number of additional shares of common stock that may be  acquired  by the selling  stockholders  as a result of the  antidilution provisions of the Stock Option  Plans.  We will provide  additional  information regarding the identity of the selling stockholders and certain other information relating to the selling  stockholders as supplement to this prospectus if we are required by law to do so.

            The  following  table  sets forth (i) the number of shares of common stock owned by each selling  stockholder as of July 20, 2005, (ii) the number of shares of common  stock to be  offered  for resale by each  selling  stockholder
(i.e.,  the total  number of shares of common stock  underlying  options held by each selling  stockholder  irrespective  of whether  such options are  presently exercisable  within  sixty  days of July 20,  2005)  and (iii)  the  number  and percentage  of  shares of  common  stock  that  each  selling  stockholder  will beneficially own after completion of the offering, assuming that all shares that may be offered for resale are sold and no other shares beneficially owned by the selling stockholders are also sold.

                                       16

                                           Number of                             Number of
                                           Shares of                             Shares of          Percentage of
                                            Common          Number of           Common Stock         Class to be
                                          Stock Owned     Shares to be        after completion       Owned after
                                           at July 20,     Offered for        of the Offering       completion of
                  Name                      2005 (1)        Resale(2)               (3)             the Offering

George Q Horowitz,                      1,242,628 (4)        565,000               677,628              20.4%
Chairman of the Board and
Chief Executive Officer

Ben Nadorf, Director                      455,700 (5)              0               455,700              14.0%

James K.  Anderson, Director              115,856 (6)          3,500               112,356               3.4%

Rita Cinque Kriss                         108,400 (7)          3,100               105,300               3.2%

Larry Kring, Director                      53,100 (8)          3,400                49,700               1.5%

Edward R.  Epstein, Director               38,100 (9)         13,300                24,800                *

Wayne Nadorf, Director                      1,200 (10)             0                 1,200                *

Teddy Atlas, Director                       3,000 (11)         3,000                     0                0

James J.  McGuire Jr., Director            21,319 (12)          3,000               18,319                *

Jeffrey M.  Schwartz, Director              3,000 (13)          3,000                    0                0

Mark Ackereizen, Director                   3,000 (14)          3,000                    0                0

Seth Horowitz, President and               50,500 (15)         50,000                  500                *
Chief Operating Officer, Director

Angelo Giusti, Secretary                   26,200 (16)         10,000               16,200                *

Gary J.  Dailey,                           15,000 (17)         15,000                    0                0
Chief Financial Officer

* Less than 1%.

(1)  Includes all options  being  registered  for resale  regardless  of whether these options are currently exercisable within 60 days.

(2)  Consists of shares of common stock  issuable  upon exercise of options both currently and not currently exercisable.

(3)  Assumes  that all  shares  that may be  offered  for resale are sold and no other shares that are beneficially owned by the selling stockholders are

                                       17

     also  sold.  A person  is  deemed  to be the  beneficial  owner  of  voting securities  that can be acquired  by such  person  within 60 days after the
     date  hereof  upon  the  exercise  of  options,   warrants  or  convertible
     securities.  Each beneficial owner's percentage  ownership is determined by assuming that options,  warrants or convertible securities that are held by such person (but not those held by any other  person) have been  exercised.
     Unless otherwise noted, we believe that all persons named in the table have sole voting and  investment  power with respect to all shares  beneficially owned by them.  The total  issued  and  outstanding  shares as of the first quarter is 3,159,359  shares of common stock and 100,000  shares of Class A
     Common Stock. The shares of Class A Common Stock are entitled to five votes per share.  Thus,  while there are 3,259,359 total shares  outstanding (not including any unexercised options), the maximum number of votes that can be cast is 3,659,359.

(4)  Consists of (i) 517,628  shares of Common  Stock,  (ii)  100,000  shares of
     Class A Common Stock and (iii) 625,000 shares of Common Stock issuable upon exercise  of options  including  (A)  options to  purchase  125,000  shares granted by the  Company  at the  exercise  price of $4.00 per share,  which expire October 24, 2010, (B) options to purchase  380,000 shares granted by the Company at the exercise price of $13.00 per share, which expire October
     24, 2010,  (C) options to purchase  20,000  shares at an exercise  price of
     $3.97 per share,  which  expire  March 22,  2009,  (D)  options to purchase
     20,000  shares  at an  exercise  price of $2.23  per  share,  which  expire
     December 31,  2009,  (E) options to purchase  20,000  shares at an exercise price of $3.06 per share,  which expire  March 8, 2011,  and (F) options to purchase  60,000  shares at an  exercise  price of $2.75 per  share,  which expire  July 23,  2014.  Mr.  Horowitz  has  agreed  not to vote the shares underlying the options in (A) and (B) above, if exercised, as long as there are at least $10 million of Series A Preferred Stock outstanding.

(5)  Includes 1,400 shares of Common Stock held by Sue Nadorf, the spouse of Mr.
     Ben Nadorf.

(6)  Consists of (i) 92,356  shares of Common Stock of which Mr.  Anderson  owns
     39,300  shares of Common Stock with his wife,  as joint  tenants,  and (ii)
     23,500 shares of Common Stock issuable upon exercise of options  including:
     3,200  shares of Common Stock at an exercise  price of $9.38,  which expire
     January 3,  2006;  3,200  shares of Common  Stock at an  exercise  price of
     $2.23,  which  expire  January 2, 2007;  3,400 shares of Common Stock at an exercise  price of $2.05,  which  expire  January 2, 2008;  3,400 shares of
     Common Stock at an exercise  price of $2.35,  which expire January 2, 2009;
     3,400  shares of Common Stock at an exercise  price of $3.83,  which expire
     January 2,  2010;  3,400  shares of Common  Stock at an  exercise  price of
     $3.03, which expire January 2, 2011; and 3,500 shares of Common Stock at an exercise price of $7.00, which expire January 2, 2012.

(7)  Consists of (i) 77,200  shares of Common  Stock and (ii)  31,200  shares of
     Common Stock issuable upon exercise of options including:  10,000 shares of
     Common Stock at an exercise price of $3.97 per share which expire March 22,
     2009;  10,000  shares of  Common  Stock at an  exercise  price of $2.23 per share,  which expire December 31, 2009;  5,000 shares of Common Stock at an exercise price of $3.06 per share, which expire March 8, 2011; 3,100 shares of Common Stock at an exercise price of $3.03 expiring January 2, 2011; and
     3,100  shares  of Common  Stock at an  exercise  price of @ $7.00  expiring
     January 2, 2012.

                                       18

(8)  Consists of (i) 30,300  shares of Common  Stock and (ii)  22,800  shares of
     Common Stock issuable upon the exercise of options including:  3,100 shares of Common  Stock at an exercise  price of $9.38,  which  expire  January 3,
     2006;  3,100  shares of Common Stock at an exercise  price of $2.23,  which expire  January 2, 2007;  3,300 shares of Common Stock at an exercise price of $2.05,  which expire January 2, 2008; 3,300 shares of Common Stock at an exercise  price of $2.35,  which  expire  January 2, 2009;  3,300 shares of
     Common Stock at an exercise  price of $3.83,  which expire January 2, 2010;
     3,300  shares of Common Stock at an exercise  price of $3.03,  which expire
     January 2, 2011;  and 3,400 shares of Common Stock at an exercise  price of
     $7.00, which expire January 2, 2012.

(9)  Consists  of (i) 6,000  shares of Common  Stock and (ii)  32,100  shares of
     Common Stock issuable upon exercise of options  including:  3,200 shares of
     Common Stock at an exercise  price of $9.38,  which expire January 3, 2006;
     3,200  shares of Common Stock at an exercise  price of $2.23,  which expire
     December 31, 2006;  options to purchase  3,100 shares of Common Stock at an exercise price of $2.05 per share, which expire January 2, 2008; options to purchase  3,100  shares of Common  Stock at an exercise  price of $2.35 per share,  which expire  January 2, 2009;  options to purchase 3,100 shares of
     Common Stock at an exercise price of $3.83 per share,  which expire January
     2, 2010;  options to purchase  3,100  shares of Common Stock at an exercise price of $3.03 per share, which expire January 2, 2011; options to purchase
     10,000  shares of Common  Stock at an  exercise  price of $2.75 per  share, which expire July 23, 2014;  and options to purchase 3,300 shares of Common
     Stock at an exercise price of $7.00, which expires January 2, 2012.

(10) Held jointly with Sue Nadorf, Mr. Wayne Nadorf's mother.

(11) Consists of options to purchase 3,000 shares of Common Stock at an exercise price of $7.00 expiring January 2, 2012.

(12) Consists of 18,319  shares of Common Stock held jointly by Mr.  McGuire and his wife and  options  to  purchase  3,000  shares  of  Common  Stock at an exercise price of $7.00 expiring January 2, 2012.

(13) Consists of options to purchase 3,000 shares of Common Stock at an exercise price of $7.00 expiring January 2, 2012.

(14) Consists of options to purchase 3,000 shares of Common Stock at an exercise price of $7.00 expiring January 2, 2012.

(15) Consists  of (i) 500 shares of Common  Stock and (ii)  options to  purchase
     50,000 shares of Common Stock at an exercise  price of $2.75  expiring July
     23, 2014.

(16) Consists  of (i) 3,700  shares of Common  Stock and (ii)  22,500  shares of
     Common Stock issuable upon exercise of options  including:  2,500 shares of
     Common Stock at an exercise price of $2.094 per share, which expire on June
     6, 2008; 2,500 shares of Common Stock at an exercise price of $3.97,  which expire March 22, 2009; 2,500 shares of Common Stock at an exercise price of
     $2.23, which expire December 31, 2009; 5,000 shares at an exercise price of

                                       19

     $3.06 per  share,  which  expire  March 8, 2011;  and  10,000  shares at an exercise price of $2.75 per share, which expire July 23, 2014.

(17) Consists of 15,000 shares of Common Stock issuable upon exercise of options including:  5,000 shares of Common Stock at an exercise  price of $2.85 per share,  which expire on July 1, 2014;  and 10,000 shares of Common Stock at an exercise price of $2.75, which expire July 23, 2014.

     We cannot  assure you that the selling  stockholders  will  exercise  their options to purchase our common stock.

     The shares covered by this prospectus may be sold from time to time so long as this  prospectus  remains  in effect;  provided,  however,  that the  selling stockholders  first to contact  our  Corporate  Secretary  to confirm  that this prospectus is in effect.  We intend to distribute to each selling  stockholder a letter  describing the  procedures  that the selling  stockholder  may follow in order to use this  prospectus to sell the shares and under what  conditions  the prospectus may not be used. The selling  stockholders  expect to sell the shares at prices then  attainable,  less  ordinary  brokers'  commissions  and dealers'
discounts as applicable.

                              PLAN OF DISTRIBUTION

     This offering is self-underwritten; neither we nor the selling stockholders have  employed  an  underwriter  for the sale of  common  stock  by the  selling stockholders.  We will bear all expenses in connection  with the  preparation of this prospectus. The selling stockholders will bear all expenses associated with the sale of the common stock.

     The selling stockholders may offer their shares of common stock directly or through pledgees,  donees, transferees or other successors in interest in one or more of the following transactions:

     o    On any  stock  exchange  on which the  shares  of common  stock may be listed at the time of sale;

     o    In negotiated transactions;

     o    In the over-the-counter market;

     o    In a combination of any of the above transactions.

     The selling  stockholders  may offer their shares of common stock at any of the following prices:

     o    Fixed prices which may be changed;

     o    Market prices prevailing at the time of sale;

     o    Prices related to such prevailing market prices;

                                       20

     o    At negotiated prices.

     The selling  stockholders may effect such transactions by selling shares to or through broker-dealers,  and all such broker-dealers may receive compensation in  the  form  of  discounts,  concessions,  or  commissions  from  the  selling stockholders  and/or  the  purchasers  of shares  of common  stock for whom such broker-dealers  may act as agents or to whom  they sell as  principals,  or both
(which  compensation  as to a  particular  broker-dealer  might be in  excess of customary commissions).

     Any broker-dealer  acquiring common stock from the selling stockholders may sell the shares either directly, in its normal market-making activities, through or to other brokers on a principal or agency basis or to its customers. Any such sales may be at prices then  prevailing  on Nasdaq or at prices  related to such prevailing  market  prices  or  at  negotiated  prices  to  its  customers  or a combination of such methods.  The selling  stockholders  and any  broker-dealers that act in  connection  with the sale of the common  stock  hereunder  might be deemed  to be  "underwriters"  within  the  meaning  of  Section  2(11)  of  the
Securities Act; any commissions received by them and any profit on the resale of shares as principal might be deemed to be underwriting discounts and commissions under  the  Securities  Act.  Any such  commissions,  as well as other  expenses incurred by the selling  stockholders and applicable transfer taxes, are payable by the selling stockholders.

     The selling stockholders reserve the right to accept, and together with any agent of the  selling  stockholder,  to reject in whole or in part any  proposed purchase of the shares of common stock.  The selling  stockholders  will pay any
sales   commissions   or  other   seller's   compensation   applicable  to  such
transactions.

     We have not  registered  or  qualified  offers  and  sales of shares of the common stock under the laws of any  country,  other than the United  States.  To comply  with  certain  states'  securities  laws,  if  applicable,  the  selling stockholders  will  offer  and  sell  their  shares  of  common  stock  in  such jurisdictions  only  through  registered  or  licensed  brokers or  dealers.  In addition,  in certain  states  the  selling  stockholders  may not offer or sell shares of common stock unless we have  registered  or qualified  such shares for sale in such  states  or we have  complied  with  an  available  exemption  from registration or qualification.

     The selling  stockholders  have represented to us that any purchase or sale of shares of common  stock by them will comply  with  Regulation  M  promulgated under the  Securities  Exchange Act of 1934,  as amended.  In general,  Rule 102 under  Regulation M prohibits any person  connected with a  distribution  of our common stock (a  "Distribution")  from  directly or  indirectly  bidding for, or purchasing for any account in which he or she has a beneficial interest,  any of our common stock or any right to purchase our common stock,  for a period of one business  day before and after  completion  of his or her  participation  in the
Distribution (we refer to that time period as the "Distribution Period").

     During the Distribution  Period,  Rule 104 under Regulation M prohibits the selling  stockholders  and any other persons  engaged in the  Distribution  from engaging in any  stabilizing  bid or purchasing  our common stock except for the purpose of  preventing  or  retarding a decline in the open market  price of our common  stock.  No  such  person  may  effect  any  stabilizing  transaction  to facilitate any offering at the market. Inasmuch as the selling stockholders will

                                       21

be reoffering  and reselling our common stock at the market,  Rule 104 prohibits them from effecting any  stabilizing  transaction in  contravention  of Rule 104 with respect to our common stock.

     There can be no assurance  that the selling  stockholders  will sell any or all of the shares offered by them hereunder or otherwise.

                                  LEGAL MATTERS

     Certain  legal  matters in  connection  with the  issuance of the shares of common  stock  offered  hereby have been  passed upon for us by Olshan  Grundman
Frome Rosenzweig & Wolosky LLP, New York, New York.

                                     EXPERTS

     Our financial statements included in our annual report on Form 10-K for the fiscal  year ended  December  31, 2004  referred  to above have been  audited by
Berenson LLP, independent  certified  accountants,  as set forth in their report dated  February  18,  2005  accompanying  such  financial  statements,  and  are incorporated herein by reference in reliance upon the report of such firm, which report is given upon their authority as experts in accounting and auditing.

     Any financial  statements  and schedules  incorporated  by reference in the registration  statement of which this  prospectus is part that have been audited and are subject of a report by independent registered public accountants will be so  incorporated by reference after the date of this prospectus in reliance upon such reports and upon the authority of such firms as experts in  accounting  and auditing to the extent covered by consents filed with the SEC.

                             ADDITIONAL INFORMATION

     We have filed with the SEC a  Registration  Statement on Form S-8 (together with all amendments and exhibits thereto,  the  "Registration  Statement") under the Securities Act with respect to the shares offered  hereby.  This  prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance  with the rules and regulations of the SEC. For further  information with respect to us and the shares of common stock offered hereby,  please refer to the  Registration  Statement.  Statements contained in this prospectus  about any contract or document are not necessarily complete, and in each instance, you should refer to the copy of such contract or document filed with the SEC. Each such statement is qualified in all respects by such reference.

                                       22

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.   INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

     The following documents filed by Everlast  Worldwide,  Inc. (the "Company")
with the Securities and Exchange  Commission (the "Commission") are incorporated herein by reference and made a part hereof:

     (a)  Our Annual  Report on Form 10-K for the year ended  December  31, 2004 filed on March 28, 2005;

     (b)  Our Quarterly  Report on Form 10-Q for the period ended March 31, 2005 filed on May 11, 2005;

     (c)  Our Current Report on Form 8-K filed on May 5, 2005;

     (d)  Our Current Report on Form 8-K filed May 11, 2005;

     (e)  Our Current Report on Form 8-K filed June 6, 2005;

     (f)  Our Current Report on Form 8-K filed July 11, 2005;

     (g)  Our Application for Registration of our common stock on Form 8-A dated
          April 24, 1995.

     All reports and other documents  subsequently filed by the Company pursuant to Sections 13, 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the  filing  of a  post-effective  amendment  that  indicates  that all securities  offered  hereby have been sold or that  de-registers  all securities remaining unsold,  shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents.

ITEM 4.   DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5.   INTEREST OF NAMED EXPERTS AND COUNSEL.

     Not applicable.

ITEM 6.   INDEMNIFICATION OF OFFICERS AND DIRECTORS.

     As  permitted  by  the  Delaware  General  Corporation  Law  ("DGCL"),  the
Company's  Certificate  of  Incorporation,   as  amended,  limits  the  personal
liability  of a director  or officer to the  Company  for  monetary  damages for breach of fiduciary duty of care as a director.  Liability is not eliminated for
(i)  any  breach  of the  director's  duty  of  loyalty  to the  Company  or its stockholders,  (ii)  acts  or  omissions  not in good  faith  or  which  involve intentional misconduct or a knowing violation of law, (iii) unlawful payment of

                                      II-1

dividends or stock purchase or  redemptions  pursuant to Section 174 of the DGCL or (iv) any  transaction  from which the director  derived an improper  personal benefit.

     The Company has also entered into  indemnification  agreements with each of its directors and executive  officers.  The  indemnification  agreements provide that the  directors and executive  officers will be  indemnified  to the fullest extent  permitted by applicable law against all expenses  (including  attorneys'
fees),  judgments,  fines and  amounts  reasonably  paid or incurred by them for settlement in any threatened,  pending or completed action,  suit or proceeding, including any derivative  action,  on account of their services as a director or officer  of the  Company  or of any  subsidiary  of the  Company or of any other company or  enterprise  in which they are serving at the request of the Company.
No  indemnification  will be  provided  under  the  indemnification  agreements, however, to any director or executive officer in certain limited  circumstances, including on account of knowingly fraudulent,  deliberately dishonest or willful misconduct.  To the  extent the  provisions  of the  indemnification  agreements exceed the  indemnification  permitted by applicable  law, such provision may be unenforceable  or may be  limited  to the  extent  they are  found by a court of competent jurisdiction to be contrary to pubic policy.

DELAWARE LAW

     Section 145 of Delaware General Corporation Law, as amended,  provides that a corporation may indemnify any person who was or is a party or is threatened to be  made a  party  to any  threatened,  pending  or  completed  action,  suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the  corporation)  by reason of the fact that he is or was a director,  officer,  employee or agent of the corporation,  or is or was serving at the request of the corporation as a director,  officer,  employee or agent of another  corporation,  partnership,  joint  venture,  trust or other enterprise,  against expenses (including attorneys' fees), judgments,  fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action,  suit or  proceeding if he acted in good faith and in a manner he  reasonably  believed  to be in or not opposed to the best  interests  of the corporation,  and,  with respect to any criminal  action or  proceeding,  had no reasonable  cause to believe  his  conduct  was  unlawful.  Section  145 further provides that a  corporation  similarly may indemnify any person who was or is a party  or is  threatened  to be  made a  party  to any  threatened,  pending  or completed  action or suit by or in the  right of the  corporation  to  procure a judgment  in its  favor  by  reason  of the fact  that he is or was a  director, officer,  employee  or agent of the  corporation,  or is or was  serving  at the request of the corporation as a director,  officer, employee or agent of another corporation,  partnership,  joint venture,  trust or other  enterprise,  against expenses (including  attorneys' fees) actually and reasonably incurred by him in connection  with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation,  except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation  unless and only to the extent that the
Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that,  despite an adjudication of liability but in view of all  the  circumstances  of the  case,  such  person  is  fairly  and reasonably  entitled to indemnity for such expenses  which the Court of Chancery or such other court shall deem proper.

     In accordance with Section 145, the Registrant's  Bylaws include provisions to indemnify  its officers and directors  and other  persons  against  expenses, judgments, fines and amounts paid in settlement in connection with threatened,

                                      II-2

pending or  completed  suits of  proceedings  against  such persons by reason of serving or having served as officers,  directors or in other capacities,  except in relation to matters with respect to which such  persons  shall be  determined not to have acted in good  faith,  unlawfully  or in the best  interests  of the
Registrant.  With respect to matters as to which the  Registrant's  officers and directors and others are determined to be liable for misconduct or negligence in the performance of their duties,  the Registrant's  Bylaws, as amended,  provide for indemnification only to the extent that the Registrant  determines that such person acted in good faith and in a manner not opposed to the best  interests of the Registrant.

     However,  insofar as  indemnification  for  liabilities  arising  under the
Securities Act of 1933, as amended (the  "Securities  Act"), may be permitted to directors,  officers, or persons controlling the Registrant pursuant to Delaware state law, as well as the foregoing charter and bylaw provisions, the Registrant has been informed that in the opinion of the Commission, such indemnification as it relates to federal  securities laws is against public policy and,  therefore, unenforceable.  Further,  insofar as limitations may be so permitted pursuant to
Delaware state law, as well as the foregoing charter and bylaw provisions,  such limitation  of  liabilities  does not  apply to any  liabilities  arising  under federal securities laws.

     In addition,  Section 145 permits the  Registrant  to purchase and maintain insurance  on  behalf  of  any  officer,  director,  employee  or  agent  of the
Registrant or any person serving at the request of the Registrant as an officer, director,  employee or agent of another  corporation  serving as described above whether  or not the  Registrant  would  have the  power to  indemnify  him under
Section 145. The Registrant has a directors and officers  liability  policy that insures the Registrant's  officers and directors  against damages arising out of certain  kinds  of  claims  which  might  be made  against  them  based on their negligent acts or omissions while acting in their capacity as such.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8.   EXHIBITS.

4(a)      - 2000 Stock Option Plan incorporated  herein by reference to Appendix
          A of the  Company  Proxy  Statement  on  Schedule  14A filed  with the
          Securities and Exchange Commission on May 2, 2005.
4(b)      - 2005 Non-Employee  Director Stock Option Plan incorporated herein by reference to Appendix B of the Company Proxy Statement on Schedule 14A
          filed with the Securities and Exchange Commission on May 2, 2005.
5         - Opinion of Olshan Grundman Frome Rosenzweig & Wolosky LLP.
23(a)     - Consent of Berenson LLP, independent auditors.
23(b)     - Consent  of Olshan  Grundman  Frome  Rosenzweig  &  Wolosky  LLP
          (included in its opinion filed  herewith as Exhibit 5).
24        - Powers  of  Attorney  (included  on  the  signature   page  to  this
          Registration Statement).

ITEM 9.   UNDERTAKINGS.

     A.   The undersigned registrant hereby undertakes:

                                      II-3

     ITEM  512(a)  OF  REGULATION   S-K.  The  undersigned   Registrant   hereby
undertakes:

     (1) To file,  during any period in which  offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include  any  prospectus  required  by Section  10(a)(3) of the
     Securities Act;

          (ii) To reflect in the  prospectus  any facts or events  arising after the  effective  date of the  Registration  Statement  (or the  most  recent post-effective amendment thereof) which,  individually or in the aggregate, represent  a  fundamental  change  in  the  information  set  forth  in the
     Registration Statement; and

          (iii) To include any material  information with respect to the plan of distribution not previously disclosed in the Registration  Statement or any material change to such information in the Registration Statement;

     paragraphs  (i) and (ii) do not  apply if the  information  required  to be included in a  post-effective  amendment  by those  paragraphs  is  contained in periodic  reports filed with or furnished to the  Commission  by the  Registrant pursuant  to  Section  13  or  Section  15(d)  of  the  Exchange  Act  that  are incorporated by reference in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities
Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities  offered therein,  and the offering of such securities  at that time shall be deemed to be the  initial  bona fide  offering thereof.

     (3) To remove from registration by means of a post-effective  amendment any of the securities being registered which remain unsold at the termination of the offering.

     ITEM 512(b) OF REGULATION S-K. The undersigned Registrant hereby undertakes that, for purposes of determining  any liability  under the Securities Act, each filing of the  Registrant's  annual report  pursuant to Section 13(a) or Section
15(d) of the Exchange Act that is incorporated by reference in the  Registration
Statement  shall be deemed to be a new  registration  statement  relating to the securities  offered  therein,  and the offering of such  securities at that time shall be deemed to be the initial bona fide offering thereof.

     ITEM 512(h) OF REGULATION S-K. Insofar as  indemnification  for liabilities arising under the  Securities  Act may be permitted to  directors,  officers and controlling persons of the Registrant pursuant to the foregoing  provisions,  or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore,  unenforceable. In the event that a claim for indemnification against such  liabilities  (other than the payment by the Registrant of expenses incurred or paid by a director,  officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director,  officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate

                                      II-4

jurisdiction the question whether such  indemnification  by it is against public policy as  expressed  in the  Securities  Act and will be  governed by the final adjudication of such issue.

                                      II-5

                                   SIGNATURES

Pursuant to the  requirements  of the  Securities  Act of 1933, as amended,  the
Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration
Statement  to be  signed  on its  behalf  by  the  undersigned,  thereunto  duly authorized,  in the City of New  York,  State of New  York,  on this 22nd day of
July, 2005.

                                                   EVERLAST WORLDWIDE, INC.

                                                   /s/ George Q Horowitz
                                                   -----------------------------
                                                   George Q Horowitz
                                                   Chief Executive Officer

                                                   /s/ Gary J. Dailey
                                                   -----------------------------
                                                   Chief Financial Officer

                                      II-6

                       POWER OF ATTORNEYS AND SIGNATORIES

     KNOW ALL MEN BY THESE PRESENTS,  that each person whose  signature  appears below  constitutes  and  appoints  George Q Horowitz  his or her true and lawful attorney-in-fact  and agent, with full power of substitution and resubstitution, for and in his or her name, place and stead, in any and all capacities,  to sign
any  and  all   amendments   (including   post-effective   amendments)  to  this
Registration  Statement  and to file the same,  with all exhibits  thereto,  and other  documents  in  connection  therewith,  with the  Securities  and Exchange
Commission  granting  unto  said  attorney-in-fact  and  agent,  full  power and authority to do and perform each and every act and thing  requisite or necessary to be done as fully to all intents  and  purposes as he or she might or could do in person,  hereby ratifying and confirming all that said  attorney-in-fact  and agent, or his substitute or substitutes,  may lawfully do or cause to be done by virtue hereof.

     Pursuant to the  requirements  of the  Securities  Act of 1933, as amended, this  Registration  Statement  has been signed by the  following  persons in the capacities and on the date indicated.

   Signature                              Title                       Date
   ---------                              -----                       ----

/s/ George Horowitz                Chairman of the Board and       July 22, 2005
----------------------------       Chief Executive Officer \
George Horowitz

/s/ Seth Horowitz                  President, Chief Operating      July 22, 2005
----------------------------       Officer and Director
Seth Horowitz

                                   Director
----------------------------
James Anderson

/s/Larry Kring                     Director                        July 22, 2005
----------------------------
Larry Kring

/s/Edward Epstein                  Director                        July 22, 2005
----------------------------
Edward Epstein

                                   Director
----------------------------
Ben Nadorf

/s/Wayne Nadorf                    Director                        July 22, 2005
----------------------------
Wayne Nadorf

                                   Director
----------------------------
Teddy Atlas

                                   Director
----------------------------
Mark Ackereizen

/s/James McGuire, Jr.              Director                        July 22, 2005
----------------------------
James McGuire, Jr.

                                      II-7

                                   Director
----------------------------
Jeffrey Schwartz

                                      II-8